EXHIBIT 10.1


                      ALEXANDER'S, INC. OMNIBUS STOCK PLAN
                       STOCK APPRECIATION RIGHT AGREEMENT

          STOCK APPRECIATION RIGHT AGREEMENT made as of January 10, 2006 between Alexander's, Inc., a Delaware corporation, with offices at 210 Route 4 East, Paramus, New Jersey 07652 (referred to below as the "Company"), and Michael D. Fascitelli (referred to below as "Employee").

          WHEREAS, in accordance with its Omnibus Stock Plan (referred to below as the "Plan"), the Company, in connection with the employment of the Employee by the Company or one of its subsidiaries, grants the Employee the opportunity to receive a payment corresponding to the appreciation over time of the value of 350,000 Shares of the Company, in accordance with the Plan and as additional incentive for the Employee to promote the progress of the business of the Company and its subsidiaries. The term "subsidiary" shall have the same meaning as the term "subsidiary corporation," as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

          NOW, THEREFORE, the Company and the Employee agree with each other as follows:

          1. GRANT OF STOCK APPRECIATION RIGHT: On the terms and conditions set forth below and subject to adjustment as provided in Section 7 hereof, the Company hereby grants to the Employee the right (the "SAR") to receive a payment equal to all or any part of the appreciation of 350,000 Shares over the price per Share of $243.825.

          2. TERM OF SAR: The term of the SAR shall be the time period indicated below from the date of this Agreement subject to earlier termination or cancellation as provided in this Agreement.

              (Check the applicable box to indicate term of SAR)
                     [   ]  Ten (10) years from _______
                     [   ]  Five (5) years from _______
                     [ X ]  March 14, 2007

          Except as otherwise in Section 6 hereof, the SAR shall not be exercisable unless the Employee shall, at the time of exercise, be an employee of the Company or Vornado Realty Trust.


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          3. NON-TRANSFERABILITY OF SAR: The SAR is not transferable by the
Employee otherwise than to a designated beneficiary upon death or by will or the laws of descent and distribution, and exercisable during the Employee's lifetime only by him; provided, however, the Employee may, subject to such terms and conditions specified by the Omnibus Stock Plan Committee of the Board of Directors of the Company (the "Committee"), transfer the SAR to an Immediate Family Member (or to trusts, partnerships, or limited liability companies established exclusively for such family members); provided, further, that there is no consideration for such transfer. Upon such transfer to an Immediate Family Member, the Employee must within five business days of such transfer send notification to the Company, Attention: Chief Financial Officer. For purposes of the foregoing, "Immediate Family Member" shall mean, except as otherwise determined by the Committee, the Employee's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half-brother and sisters), in-laws and persons related by reason of legal adoption. Any attempt of assignment, transfer, pledge, hypothecation or other disposition of the SAR contrary to the provisions of the Plan or this Agreement, and any levy of any attachment or similar process upon the SAR, shall be null and void and without effect, and upon the happening of any such event, the SAR shall terminate and become of no further effect.

          4. EXERCISE OF SAR: Unless terminated pursuant to Section 6 hereof, the SAR may be exercised in whole or in part at any time, but not prior to July 10, 2006.

          The right to exercise shall be cumulative. If the full number of Shares with respect to which the SAR is available for exercise in a period shall not be exercised, the balance may be exercised at any time or from time to time thereafter, but prior to the termination of the SAR. The SAR shall not, however, be exercisable after the expiration thereof as provided in Section 2 hereof; and except as provided in Section 6 hereof, the SAR shall not be exercisable unless the Employee is an employee of the Company or Vornado Realty Trust at the time of exercise.

          5. METHOD OF EXERCISE: The SAR shall be exercisable by written notice specifying the number of Shares with respect to which the SAR is being exercised on or after July 10, 2006. Upon delivery, by hand or by registered mail directed to the Company at its offices (currently at 210 Route 4 East, Paramus, New Jersey 07652), the Company shall deliver a cash payment to the Employee equal to the result of multiplying (a) the excess of the fair market value (as determined by the Committee) of a Share on the date of exercise of the SAR over $243.825, by (b) the number of Shares with respect to which the SAR is exercised. Such cash payment, reduced by any taxes which the Company is required to withhold by law, shall be made as soon as practicable after the SAR is exercised. The SAR shall be deemed to have been exercised with respect to any particular Shares, if, and only if, the provisions of this Agreement shall have been complied with, in which event the SAR shall be deemed to have been exercised on the date on which the notice described above shall have been delivered to the Company.


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          6. TERMINATION OF EMPLOYMENT: Any SARs held by the Employee upon termination of employment shall remain exercisable as follows:

          (I) If the Employee's termination of employment is due to death, the SAR shall become immediately exercisable in full and shall be exercisable by the Employee's designated beneficiary, or, if none, the person(s) to whom such Employee's rights under the SAR are transferred by will or the laws of descent and distribution for one (1) year following such termination of employment (but in no event beyond the term of the SAR), and shall thereafter terminate;

          (II) If the Employee's termination of employment is due to disability (as defined in Section 22(e)(3) of the Code), the SAR shall become immediately exercisable in full and shall be exercisable for one (1) year following such termination of employment (but in no event beyond the term of the SAR), and shall thereafter terminate;

          (III) If the Employee's termination of employment is due to retirement on or after the attainment of age 65, the SAR shall become immediately exercisable in full and shall be exercisable for one (1) year following such termination of employment (but in no event beyond the term of the SAR), and shall thereafter terminate;

          (IV) If the Employee's termination of employment is for cause, all Shares with respect to which the SAR is exercisable as of the date of termination shall be exercisable for a period of one (1) month following such termination of employment (but in no event beyond the term of the SAR) and shall thereafter terminate; and

          (V) If the Employee's termination of employment is for any other reason, all Shares with respect to which the SAR is exercisable as of the date of termination shall be exercisable for one (1) year following such termination of employment (but in no event beyond the term of the SAR), and shall thereafter terminate. An Employee's status as an employee shall not be considered terminated in the case of a leave of absence agreed to in writing by the Company (including, but not limited to, military and sick leave); provided, that, such leave is for a period of not more than one (1) year or re-employment upon expiration of such leave is guaranteed by contract or statute.

For the purposes hereof, "cause" means the Employee's:

          (a) conviction of, or plea of guilty or nolo contendere to, a felony;

          (b) willful and continued failure to use reasonable best efforts to substantially perform his duties hereunder (other than such failure resulting from Employee's incapacity due to physical or mental illness or subsequent to the issuance of a notice of termination of employment by Employee) after demand for substantial performance is


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     delivered by the Company in writing that specifically identifies the manner in which the Company believes Employee has not used reasonable best efforts to substantially perform his duties; or

          (c) willful misconduct (including, but not limited to, a willful breach of the provisions of any confidentiality agreement with the Company) that is materially economically injurious to the Company or to any entity in control of, controlled by or under common control with the Company ("Affiliates").

For purposes of this definition, no act, or failure to act, by Employee shall be considered "willful" unless committed in bad faith and without a reasonable belief that the act or omission was in the best interests of the Company or any Affiliates thereof. Cause shall not exist under paragraph (b) or (c) above unless and until the Company has delivered to Employee a copy of a resolution duly adopted by a majority of the Board (excluding Employee for purposes of determining such majority) at a meeting of the Board called and held for such purpose (after reasonable (but in no event less than 30 days) notice to Employee and an opportunity for Employee, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Employee was guilty of the conduct set forth in paragraph (b) or (c) and specifying the particulars thereof in detail. This definition shall not prevent Employee from challenging in any court of competent jurisdiction the Board's determination that cause exists or that Employee has failed to cure any act (or failure to act) that purportedly formed the basis for the Board's determination. In the event of any conflict between this definition of cause and that contained in any employment agreement between the Employee and the Company or any of its Affiliates, the definition of cause contained in any such employment agreement will govern and be definitive for the purposes hereof.

          7. RECLASSIFICATION, CONSOLIDATION OR MERGER: In the event of any change in the outstanding Shares by reason of any share dividend or split, recapitalization, merger, consolidation, spin-off combination or exchange of Shares or other corporate change, or any distributions to common stockholders other than regular cash dividends, the Committee shall make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of Shares with respect to which the SAR is available for exercise. If the Company is reorganized or consolidated or merged with another corporation, the Employee shall be entitled to receive a stock appreciation right covering shares of such reorganized, consolidated or merged company in the same proportion, at an equivalent price, and subject to the same conditions. For purposes of the preceding sentence, the excess of the aggregate fair market value of the shares subject to the stock appreciation right immediately after the reorganization, consolidation or merger over the aggregate stock appreciation right price of such shares shall not be more than the excess of the aggregate fair market value of all Shares subject to the SAR immediately before the reorganization, consolidation or merger over the aggregate SAR price of the Shares, and the new stock appreciation right or assumption of the old SAR shall not give the Employee additional benefits which he did not have under the old SAR.


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          8. BENEFITS OF AGREEMENT: This Agreement shall inure to the benefit of and be binding upon each successor of the Company. All obligations imposed upon the Employee and all rights granted to the Company under this Agreement shall be binding upon the Employee's heirs, legal representatives and successors. The Agreement shall be the sole and exclusive source of any and all rights which the Employee, his heirs, legal representatives or successors may have in respect to the Plan or any SAR or Shares granted or issued thereunder whether to himself or any other person.



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        To signify their agreement to the foregoing the Company has caused this
Agreement to be executed by duly authorized officer and the Employee has executed this Agreement.

                                     ALEXANDER'S, INC.

                                     By:  /s/ Joseph Macnow
                                         ---------------------------------
                                          Joseph Macnow



                                          /s/ Michael D. Fascitelli
                                         ---------------------------------
                                          Michael D. Fascitelli


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